EXHIBIT 10.12
                                 AWARD AGREEMENT
                                    Under The
                         Barrett Business Services, Inc.
                            2003 Stock Incentive Plan

                            NONQUALIFIED STOCK OPTION


Corporation:                  BARRETT BUSINESS SERVICES, INC.
                              4724 S.W. Macadam Avenue
                              Portland, Oregon 97239

Participant:                  -------------------------------
                              -------------------------------
                              -------------------------------

Date:                         -------------------------------

            Corporation maintains the Barrett Business Services, Inc., 2003 Stock Incentive Plan (the "Plan").

            This Award Agreement evidences the grant of a Nonqualified Stock Option (the "Option") to Participant.

            The parties agree as follows:

1. Defined Terms

            When used in this Agreement, the following terms have the meaning specified below:

            (a) "Acquiring Person" means any person or related person or related persons which constitute a "group" for purposes of Section 13(d) and Rule 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act"), as such Section and Rule are in effect as of the Grant Date; provided, however, that the term Acquiring Person shall not include (i) Corporation or any of its Subsidiaries, (ii) any employee benefit plan of Corporation or any of its Subsidiaries, (iii) any entity holding voting capital stock of Corporation for or pursuant to the terms of any such employee benefit plan, or (iv) any person or group solely because such person or group has voting power with respect to capital stock of Corporation arising from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the Exchange Act.

            (b) "Change in Control" means:

                (i) A change in control of Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A as in effect on the Grant Date pursuant to the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred at

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            such time as any Acquiring Person hereafter  becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30 percent or more of the combined voting power of Voting Securities; or

                (ii) During any period of 12 consecutive calendar months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, by Corporation shareholders of each new director was approved by a vote of at least a majority of the directors then in office who were directors at the beginning of the period; or

                (iii) There shall be consummated (i) any consolidation or merger of Corporation in which Corporation is not the continuing or surviving corporation or pursuant to which Voting Securities would be converted into cash, securities, or other property, other than a merger of Corporation in which the holders of Voting Securities immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Corporation; or

                (iv) Approval by the  shareholders of Corporation of any plan or proposal for the liquidation or dissolution of Corporation.

            (c) "Change in Control Date" means the first date following the Grant Date on which a Change in Control has occurred.

            (d) "Employer" means Corporation or a Subsidiary of Corporation.

            (e) "Grant Date" means the date the Option is granted, which is reflected as the date of this Agreement.

            (f) "Voting Securities" means Corporation's issued and outstanding securities ordinarily having the right to vote at elections for director.

            (g) Capitalized terms not otherwise defined in this Agreement have the meanings given them in the Plan.

2. Grant of Option

            Subject to the terms and conditions of this Agreement and the Plan, Corporation grants to Participant the Option to purchase _________ shares of Corporation's common stock at $ _____ per share [not less than 75 percent of the Fair Market Value of a Share on the date of grant].

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3. Terms of Option

            The Option is subject to all the provisions of the Plan and to the following terms and conditions:

            3.1 Term. The term of the Option is ten years from the Grant Date and will automatically terminate on ________, ____, to the extent not exercised, unless terminated earlier in accordance with this Agreement.

            3.2 Time of Exercise. Unless the Option is otherwise terminated or the time of its exercisability is accelerated in accordance with this Agreement, the Option may be exercised from time to time to purchase Shares up to the following limits (based on years after the Grant Date and including any Shares previously purchased pursuant to the Option):

            (a) During the first year - none;

            (b) During the second year - up to 25 percent of the total Shares;

            (c) During the third year - up to 50 percent of the total Shares;

            (d) During the fourth  year - up to 75 percent of the total  Shares;
      and

            (e) After the fourth year - 100 percent.

            3.3 Employment Requirement. Except as otherwise provided in subsection 3.4 of this Agreement, the Option may not be exercised unless Participant is employed by an Employer continuously for at least one year following the Grant Date, unless employment is terminated by death, Disability, or Retirement. For purposes of this Agreement, "employment" includes periods of illness or other leaves of absence authorized by the Employer. If Participant ceases to be an active employee, the Option will remain exercisable, to the extent the Option had become exercisable on or before the termination date, and the right to exercise the Option will expire at the end of the following periods:

                  After Termination
                    On Account Of                     Period
                  -----------------                   ------
                       Death                          1 year
                       Retirement                     3 months
                       Disability                     1 year
                       Any other reason               3 months

            3.4 Acceleration of Exercisability. Notwithstanding the schedule provided in subsection 3.2, the Option will become fully exercisable (unless Participant chooses to decline accelerated Vesting of all or any portion of the Option) upon the occurrence of either:

            (a) Participant's death or termination of employment by reason of Disability or Retirement; or

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            (b) A Change in Control Date.

            3.5 Method of Exercise. The Option, or any portion thereof, may be exercised, to the extent it has become exercisable pursuant to this Agreement, by delivery of written notice to Corporation stating the number of Shares, form of payment, and proposed date of closing.

            3.6 Other Documents. Participant will be required to furnish to Corporation before closing such other documents or representations as Corporation may require to assure compliance with applicable laws and regulations.

            3.7 Payment. The exercise price for the Shares purchased upon exercise of the Option must be paid in full at or before closing by one or a combination of the following:

            (a) Payment in cash;

            (b) Delivery of previously acquired Shares having a Fair Market Value equal to the exercise price; or

            (c) With the prior approval of the Committee, by delivery (in a form approved by the Committee) of an irrevocable direction to a securities broker acceptable to the Committee:

                (i) To sell Shares subject to the Option and to deliver all or a part of the sales proceeds to Corporation in payment of all or a part of the option price and withholding taxes due; or

                (ii) To pledge  Shares  subject  to the  Option to the broker as security for a loan and to deliver all or a part of the loan proceeds to Corporation in payment of all or a part of the exercise price and withholding taxes due.

            3.8 Previously Acquired Shares. Delivery of previously acquired Shares in full or partial payment for the exercise of the Option will be subject to the following conditions:

            (a) The Shares tendered must be in good delivery form;

            (b) The Fair Market Value of the Shares tendered, together with the amount of cash, if any, tendered must equal or exceed the exercise price of the Option;

            (c) Any Shares remaining after satisfying the payment for the Option will be reissued in the same manner as the Shares tendered; and

            (d) No fractional Shares will be issued and cash will not be paid to Participant for any fractional Share value not used to satisfy the Option exercise price.

            3.9 Reload Option. In the event all or a portion of the Option is exercised by Participant by delivering previously acquired Shares, Participant will be granted automatically a replacement Option for a number of Shares equal to the number of Shares delivered to

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Corporation by Participant upon exercise of the Option.  The grant date for such replacement Option will be the date of exercise and the exercise price for such replacement Option will be the Fair Market Value of a Share on such grant date. The replacement Option initially will not be exercisable and will become fully exercisable six months after the grant date. In all other respects, the replacement Option will be subject to all the terms and conditions of this Award Agreement.

4. Tax Withholding and Reimbursement

            Corporation is authorized to withhold from Participant's other compensation any withholding and payroll taxes imposed on Corporation in connection with or with respect to the exercise or other settlement of the Option (the "Payroll Taxes"). In the event Participant is no longer an employee of an Employer at the time of exercise or there is insufficient other income from which to withhold the Payroll Taxes, Participant agrees to pay to Corporation an amount sufficient to provide for payment of all Payroll Taxes.

5. Conditions Precedent

            Corporation will use its best efforts to obtain approval of the Plan and this Option by any state or federal agency or authority that Corporation determines has jurisdiction. If Corporation determines that any required approval cannot be obtained, this Option will terminate on notice to Participant to that effect. Without limiting the foregoing, Corporation will not be required to issue any Shares upon exercise of the Option, or any portion thereof, until Corporation has taken any action required to comply with all applicable federal and state securities laws.

6. Termination for Cause; Competition

            6.1 Annulment of Awards. The grant of the Option governed by this Agreement is revocable until Participant becomes entitled to a certificate for Shares in settlement thereof. In the event the employment of Participant is terminated for cause (as defined below), any portion of the Option which is revocable will be annulled as of the date of such termination for cause. For the purpose of this Section 6.1, the term "for cause" will have the meaning set forth in Participant's employment agreement, if any, or otherwise means any discharge (or removal) for material or flagrant violation of the policies and procedures of the Employer or for other performance or conduct which is materially detrimental to the best interests of Corporation, as determined by the Committee.

            6.2 Engaging in Competition With Corporation. If Participant terminates employment with an Employer for any reason whatsoever, and within 18 months after the date thereof accepts employment with any competitor of (or otherwise engages in competition with) Corporation, the Committee, in its sole discretion, may require Participant to return to Corporation the economic value of this Option that is realized or obtained (measured at the date of exercise) by Participant at any time during the period beginning on the date that is six months prior to the date of Participant's termination of employment with an Employer.

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7. Successorship

            Subject to restrictions on transferability set forth in the Plan, this Agreement will be binding upon and benefit the parties, their successors and assigns.

8. Notices

            Any notices under this Option must be in writing and will be effective when actually delivered personally or, if mailed, when deposited as registered or certified mail directed to the address of Corporation's records or to such other address as a party may certify by notice to the other party.

9. Arbitration

            Any dispute or claim that arises out of or that relates to this Agreement or to the interpretation, breach, or enforcement of this Agreement, must be resolved by mandatory arbitration in accordance with the then effective arbitration rules of Arbitration Service of Portland, Inc., and any judgment upon the award rendered pursuant to such arbitration may be entered in any court having jurisdiction thereof.

10. Attorney Fees

            In the event of any suit or action or arbitration proceeding to enforce or interpret any provision of this Agreement (or which is based on this Agreement), the prevailing party will be entitled to recover, in addition to other costs, reasonable attorney fees in connection with such suit, action, arbitration, and in any appeal. The determination of who is the prevailing party and the amount of reasonable attorney fees to be paid to the prevailing party will be decided by the arbitrator or arbitrators (with respect to attorney fees incurred prior to and during the arbitration proceedings) and by the court or courts, including any appellate courts, in which the matter is tried, heard, or decided, including the court which hears any exceptions made to an arbitration award submitted to it for confirmation as a judgment (with respect to attorney fees incurred in such confirmation proceedings).


                                          BARRETT BUSINESS SERVICES, INC.

                                          By  ----------------------------------
                                          Its ----------------------------------



                                          --------------------------------------
                                          Participant


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